EXHIBIT 7.6

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, each of Inland American Real Estate Trust, Inc., Inland Investment Advisors, Inc., Inland Real Estate Investment Corporation, Inland Real Estate Corporation, The Inland Group, Inc., Inland Western Retail Real Estate Trust, Inc., Eagle Financial Corp., The Inland Real Estate Transactions Group, Inc., Minto Builders (Florida), Inc., Daniel L. Goodwin, Robert D. Parks, and Robert H. Baum hereby agree that the Schedule 13D to which this Exhibit 7.6 is attached and any amendments thereto relating to the acquisition or disposition of common shares of beneficial interest of Ramco-Gershenson Properties Trust is filed jointly on behalf of each of them.

This agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated:	July 17, 2008	INLAND AMERICAN REAL ESTATE TRUST, INC.

/s/ Roberta S. Matlin
		Name:	Roberta S. Matlin
		Title:	Vice President – Administration

Dated:	July 17, 2008	INLAND INVESTMENT ADVISORS, INC.

/s/ Roberta S. Matlin
		Name:	Roberta S. Matlin
		Title:	President

Dated:	July 17, 2008	INLAND REAL ESTATE INVESTMENT CORPORATION

/s/ Roberta S. Matlin
		Name:	Roberta S. Matlin
		Title:	Senior Vice President

Dated:	July 17, 2008	INLAND REAL ESTATE CORPORATION

/s/ Mark E. Zalatoris
		Name:	Mark E. Zalatoris
		Title:	Chief Executive Officer

Dated:	July 17, 2008	THE INLAND GROUP, INC.

/s/ Daniel L. Goodwin
		Name:	Daniel L. Goodwin
		Title:	President

Dated:	July 17, 2008	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

/s/ Steven P. Grimes
		Name:	Steven P. Grimes
		Title:	Chief Operating Officer and Chief Financial Officer

Dated:	July 17, 2008	EAGLE FINANCIAL CORP.

/s/ Daniel L. Goodwin
		Name:	Daniel L. Goodwin
		Title:	President

Dated:	July 17, 2008	THE INLAND REAL ESTATE TRANSACTIONS GROUP, INC.

/s/ Daniel L. Goodwin
		Name:	Daniel L. Goodwin
		Title:	President

Dated:	July 17, 2008	MINTO BUILDERS (FLORIDA), INC.

/s/ Roberta S. Matlin
		Name:	Roberta S. Matlin
		Title:	Vice President

Dated:	July 17, 2008	DANIEL L. GOODWIN

/s/ Daniel L. Goodwin

Dated:	July 17, 2008	ROBERT D. PARKS

/s/ Robert D. Parks

Dated:	July 17, 2008	ROBERT H. BAUM

/s/ Robert H. Baum